                                                                   Exhibit 10.28

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE DEBENTURE UNDER SAID ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE LAWS


                                                               $________________



                            SEVENTH GENERATION, INC.
                             SUBORDINATED DEBENTURE
                                DUE MAY 31, 2003


June ___, 1998                Burlington, Vermont


     FOR VALUE RECEIVED, Seventh Generation, Inc., a Vermont corporation (the "Company") promises to pay on May 31, 2003 to _________________ or his, her or its registered assigns, the principal sum of ______________________________ ($_____) and to pay interest on said sum semi-annually from the date hereof as set forth below.

     1.  Interest.  The Company promises to pay interest on said sum semi-
         --------
annually from the date hereof on May 31 and November 30 of each year commencing on November 30, 1998 at the following rates: The interest rate from the date hereof through May 31, 1999 shall be at the rate of 10.85% per annum. Effective as of June 1, 1999 and through the remainder of the term, the Company shall, at its option, either:

          (a) continue to pay interest at the lesser of (i) four (4) points over the then current yield for five-year United States Treasury Notes adjusted annually on May 31 of each year, and (ii) 12.5% per annum, in which case from and after June 1, 1999 the outstanding principal balance of this Subordinated Debenture may be converted into shares of the Company's common stock, par value $0.000333 per share (the "Common Stock"), on the terms set forth in Section 2 hereof; or

          (b) (i) pay interest on the outstanding principal balance hereof at the rate of 22% per annum from June 1, 1999 through May 31, 2003; and (ii) pay, on May 31, 2003, a premium of 25% over the amount of the Debenture.

On or before June 15, 1999 (the "Notice Date"), the Company shall provide written notice to the holder hereof as to which option the Company has elected for the remainder of the term, which notice shall include a statement of the then current interest rate and, in the event the Company has elected option (a) above, the Fair Market Value (as defined below) of the Common Stock as of May 31, 1999.

     Interest shall be calculated on the basis of actual days elapsed. If this Debenture is not paid in full on the due date, whether as stated or by acceleration, interest on unpaid balances shall thereafter be payable on demand at a fluctuating rate per annum equal to 2% in excess of the rate of interest at which this Debenture then would otherwise bear interest.

2.   Possible Conversion Rights.  In the event that the Company elects to pay
     --------------------------
interest pursuant to the provisions of paragraph (a) of Section 1 of this Debenture, the holder hereof may elect to either:

     (a) convert, at anytime after the Notice Date and prior to maturity but effective as of May 31, 1999, all but not less than all of the outstanding principal balance of this Debenture, exclusive of interest, into shares of the Common Stock of the Company at a conversion price based on the Fair Market Value of the Company's Common Stock as of May 31, 1999 and calculated as follows:

     (i) If the Fair Market Value is greater than one dollar and less than or equal to one dollar forty-five cents ($1.45), then the purchase price shall equal 25% less than the Fair Market Value but in no event less than one dollar ($1.00) per share;

     (ii) If the Fair Market Value is greater than one dollar forty-five cents ($1.45) and less than or equal to two dollars ($2.00), then the purchase price shall equal 30% less than the Fair Market Value;

     (iii) If the Fair Market Value is greater than two dollars ($2.00) and less than or equal to two dollars fifty cents ($2.50), then the purchase price shall equal 35% less than the Fair Market Value but in no event less than one dollar forty cents ($1.40) per share;

     (iv) If the Fair Market Value is greater than two dollars fifty cents ($2.50), then the purchase price shall equal 45% less than the Fair Market Value but in no event less than one dollar sixty-five cents ($1.65) per share; or

     (b) convert, at any time after the Notice Date and prior to maturity, all but not less than all of the outstanding principal balance of this Debenture, exclusive of interest, into shares of the Common Stock of the Company at a conversion price equal to the Fair Market Value of the Company's Common Stock as of May 31, 1999, subject to a one dollar fifty cents ($1.50) per share minimum conversion price.

For purposes hereof "Fair Market Value" shall mean a value equal to the arithmetic average (rounded to the nearest five decimal places) of the last reported sale price per share of the Common Stock on the NASDAQ electronic bulletin board (or other principal United States market on which the Common Stock is then trading) for the twenty consecutive business days ending with the last business day prior to June 1, 1999. Any such exchange shall be accomplished by surrender of this Debenture to the Company duly endorsed and delivered to the

Company by the holder of this Debenture together with an investment letter duly endorsed and delivered by the holder in the form requested by the Company. Each certificate evidencing shares of Common Stock issued in exchange for this Debenture shall bear a legend substantially similar to the following:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, have been acquired for investment, and may not be sold, pledged, hypothecated or otherwise transferred unless a registration statement under the Act and any applicable state law is in effect with regard thereto or an exemption from such registration is available."

     No fraction of a share of Common Stock shall be issuable upon conversion, but in lieu thereof the Company shall make a cash adjustment. No adjustments shall be made upon the conversion of this Debenture at the date of conversion, it being understood, however, that interest accrued at the date of conversion upon the portion of this Debenture then being converted shall be payable in cash at the time of conversion.

     In case at any time or from time to time after the date hereof, the holders of Common Stock (or of any shares of stock or other securities at the time receivable upon the conversion hereof) shall have received in respect thereof, or on or after the record date fixed for the determination of eligible shareholders shall have become entitled to receive in respect thereof, without payment therefor other or additional or less stock or other securities by way of dividend, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then and in each such case the holder of this Debenture, on any conversion hereof as provided in this Section 2, shall be entitled to receive the amount of stock and other securities which such holder would have held on the date of such conversion if on the date hereof he, she or it had been the holder of record of the number of shares of Common Stock to be then delivered to the holder under the terms of this Section 2 and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all such other or additional (or less) stock and other securities receivable by him, her or it as aforesaid during such period giving effect to all adjustments called for by the following paragraph.

     In case the Company after the date hereof shall (a) effect a reorganization or recapitalization, (b) consolidate with or merge into any other entity, or (c) transfer all or substantially all of its properties or assets to any other person, then and in each such case the holder of this Debenture, on the conversion hereof as provided in this Section 2 at any time after the consummation of such reorganization, consolidation, merger or transfer as the case may be, shall be entitled to receive, in lieu of the Common Stock or other securities receivable upon the conversion hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had converted this Debenture immediately prior thereto, all subject to adjustment as provided in the preceding paragraph.

     3.  Notice of Certain Events.  In the event that the Company proposes any
         ------------------------
of the following:

     (a) the payment of any dividend or other distribution to its shareholders;

     (b) the offering of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities of the Company, except for the offer of any such stock or securities to any employee of, director of, or consultant to the Company;

     (c) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation with or merger into any other person; or

     (d) any voluntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will mail or cause to be mailed to the holder hereof a notice specifying, if applicable, (i) the date on which any record is to be taken for the purpose of determining the holders of the Company's Common Stock who are entitled to receive such dividend or distribution and stating the amount and character of such dividend or distribution, (ii) the proposed terms of any offering referred to in clause (b) above, or (iii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or other securities shall be entitled to exchange their shares of Common Stock or other securities for the securities or property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified and shall be provided for notice purposes only.

     4.  Rights Reserved.  No provisions of this Debenture and no right or
         ---------------
option granted or conferred herein shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers, including without limitation, its corporate right and power to issue securities, recapitalize, amend its Articles of Association, reorganize, consolidate or merge with or into another corporation, or transfer or encumber all or any part of its property or assets.

     5.  Common Stock Reserved.  At all times while any amounts are outstanding
         ---------------------
hereunder, the Company will reserve and keep available, solely for issuance and delivery on the conversion of this Debenture, all shares of Common Stock (or other securities), if any, from time to time issuable upon the conversion of this Debenture.

     6.  Acceleration.  This Debenture shall, at the option of the holder,
         ------------
become immediately due and payable upon written notice from the holder to the Company upon the occurrence and during the continuance of any of the following events:

     (a) Failure to make any payment of principal or interest when due which failure has continued for a period of thirty (30) days after written notice thereof shall have been received by the Company from the holder hereof;

     (b) Default in the payment or performance of any liability, obligation or agreement of the maker hereof contained in this Debenture, and such default shall continue for a period of forty-five (45) days after written notice of such default shall have been received by the Company from the holder hereof, or if such default shall not be curable within such forty-five (45) day period, the Company shall not have commenced to cure such default during such forty-five (45) day period and shall thereafter diligently prosecute to conclusion any such cure;

     (c) If the Company shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

     (d) If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties;

     (e) If within ninety (90) days after the commencement of any proceedings against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated;

     (f) If any Senior Indebtedness (as defined in Section 8) in excess of $250,000 shall become due and payable prior to the stated maturity thereof as a result of an event of default by the Company pursuant to the terms of such Senior Indebtedness; or

     (g) If any of the Company's other Subordinated Debentures issued pursuant to a resolution of the Company's Board of Directors in June 1998 shall be accelerated in accordance with the terms thereof (the "1998 Debentures").

     7.  Redemption.  This Debenture may not be redeemed by the Company prior to
         ----------
its maturity without the consent of the holder hereof. In the event the Company offers to redeem all or any part of this Debenture prior to maturity, the Company shall offer to redeem a like percentage of each other 1998 Debenture.

     8.  Subordination.  The indebtedness evidenced by this Debenture is
         -------------
subordinate and junior to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness. "Senior Indebtedness" means the principal of (and premium, if any) and interest on all indebtedness of the Company for money borrowed from banks and other institutional lenders, whether outstanding on the date hereof or hereafter arising. Nothing contained in this Section 8 shall limit or impair the holder of this Debenture from exercising his, her or its rights, if any, to convert this Debenture in accordance with Section 2 hereof.

     Anything herein to the contrary notwithstanding, the Company covenants and agrees, and any holder hereof by its acceptance hereof covenants and agrees, expressly for the benefit of the present and future holders of the Senior Indebtedness, that until the Senior Indebtedness shall have been paid in full, the holder hereof will not take, demand or receive, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of the whole or any part hereof, except that the holder hereof shall be entitled to receive regularly scheduled payments of interest and principal in accordance with the terms hereof until (if ever) the holder of any Senior Indebtedness shall have given notice to the holder hereof (a "Standstill Notice") that (i) the Company is in default in respect of any payment of principal of, interest on, or other amount due in connection with any Senior Indebtedness, or (ii) an event has occurred and is continuing or a condition exists which entitles any holder of the Senior Indebtedness to declare the same to be due and payable prior to its express maturity date, provided that the Company may make, and the holder hereof may take, demand, receive, enforce and collect such payments of principal, interest and other amounts after the period (the "Standstill Period") ending on the first to occur of (a) the date such event or condition is waived or cured and (b) with respect to a nonpayment default, one hundred and eighty days after the date the Standstill Notice shall have been given to the holder hereof, unless there shall then exist a payment
                                      ------
default in respect of the Senior Indebtedness in which case the Company shall not make, and the holder shall not accept, any payment hereunder until such payment default has been cured. There shall not be more than one Standstill Period in any 360 day period. Each holder hereof, by its acceptance of this Debenture, hereby agrees that the holders of the Senior Indebtedness may, at any time and from time to time, without notice to the holders of this Debenture, without releasing or impairing the subordination contained herein, change the manner, place or terms of payment, or change or extend the time for payment of or renew or alter, the Senior Indebtedness, or amend or supplement in any manner the agreements, instruments or documents relating to, evidencing or securing the Senior Indebtedness, or release any person liable in any manner for the payment or collection of the Senior Indebtedness or exercise or refrain from exercising any rights in respect of the Senior Indebtedness or apply any monies or other property received to the Senior Indebtedness or accept or release any security for the Senior Indebtedness.

     Upon the liquidation, dissolution or other winding up of the Company or any sale of the Company, receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors, arrangement or the commencement of any proceeding for the benefit of creditors, against the Company for any relief under any bankruptcy, reorganization or insolvency laws or any other law for the relief of debtors or the readjustment of indebtedness or other event or condition described in the immediately preceding paragraph, then and in any such event, any payment of principal, interest or premium on this Debenture which but for the subordination provisions of this Debenture would otherwise be payable or deliverable to the holder hereof shall instead be paid over or delivered to the holders of the Senior Indebtedness (pro rata, if more than one holder) for application as a payment or prepayment on account of the Senior Indebtedness, and the holder(s) hereof shall not receive any payment therefrom unless and until all Senior

Indebtedness shall have been fully paid and satisfied or the holder of such Senior Indebtedness shall have otherwise consented. If any holder hereof shall receive any payment in respect of this Debenture in violation of the preceding, such holder, by its acceptance hereof, hereby agrees to hold such payment in trust for the pro rata benefit of the holders of the Senior Indebtedness and to pay over such amount in the form received, except for the endorsement without recourse or warranty of the holder hereof where appropriate, to the holders of the Senior Indebtedness for application on account of the Senior Indebtedness.

     The subordination provisions hereof are and are intended to be solely for the purpose of defining the relative rights of the holder hereof and the holders of the Senior Indebtedness and nothing contained herein is intended to or shall impair, as between the Company, its creditors and the holder of this Debenture, the obligation of the Company, which is unconditional and absolute, to pay to the holder of this Debenture the principal of, and interest on, this Debenture as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the holder of this Debenture and creditors of the Company (other than the holders of the Senior Indebtedness), nor shall anything herein prevent the holder hereof from exercising all rights and remedies under this Debenture in the Event of Default hereunder, subject to the right of the holders of the Senior Indebtedness to receive prior payment in full of such Senior Indebtedness. Notwithstanding the foregoing, the holder of this Debenture shall not commence any action for the payment of any principal, interest or other amount due hereunder unless (i) any Senior Indebtedness shall have been accelerated or (ii) the Company has become subject to an insolvency, reorganization or bankruptcy proceeding, receivership proceeding, assignment for the benefit of creditors or other like proceeding.

     The holder hereof acknowledges that his, her or its intention is that the rights of the holder hereof to payments of principal, interest and premium, if any, on this Debenture shall be junior and subordinate to the rights of the holders of any present or future Senior Indebtedness, and the holder hereof hereby agrees to confirm the foregoing and to execute any and all such documents as may be reasonably requested by the holder of any Senior Indebtedness from time to time.

     9.  Investment Intent.  The holder of this Debenture, by acceptance hereof,
         -----------------
warrants and represents that this Debenture and any security issuable upon conversion hereof, has been and will be acquired for investment only and not with a view to, or for sale in connection with, a distribution thereof and not with a view to their resale, and that this Debenture and any security issuable upon conversion hereof has been and will be acquired for the holder's own account and not with a view to their division among others, and that no other person has any direct or indirect beneficial interest in this Debenture or any security issuable upon conversion hereof.

     10.  Transferability.  Subject to the restrictions on the face hereof and
          ---------------
the other terms hereof, this Debenture and all rights hereunder are transferable only on the books of the Company maintained for the purpose by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Debenture properly endorsed and upon payment of any necessary transfer tax or other governmental charges imposed upon such transfer. Each taker and holder of this Debenture by taking or holding the same, consents and agrees that when this Debenture shall have been endorsed in blank, the holder hereof may be treated by the Company and all other persons dealing with this Debenture as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby and to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

     11.  Notices.  All notices given hereunder shall be in writing and
          -------
delivered in person, by recognized courier service, or by postage prepaid certified or registered mail, return receipt requested. All notices intended for the holder hereof shall be addressed to it at its last address as it shall then appear on the books of the Company. All notices intended for the Company shall be addressed to it at 1 Mill Street, Box A26, Burlington, Vermont 05401-1530. Said addresses may be changed by notice in accordance with this
Section 11.

     12.  Certain Waivers.  The maker hereof hereby consents that this Debenture
          ---------------
may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of such maker. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Presentment of this Debenture for payment, notice of dishonor, protest and notice of protest, shall be, and the same hereby are, waived by the Company.

     13.  Governing Law.  This Debenture shall be governed by and construed in
          -------------
accordance with the laws of The State of Vermont.

     EXECUTED as an instrument under seal this ______ day of June, 1998.



                                        SEVENTH GENERATION, INC.


                                        By:
                                            ---------------------------
                                            Its Chief Executive Officer


Attest:


_________________________
Secretary